UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. __)

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☐	Soliciting Material Pursuant to § 240.14a-12
SOLEXA, INC.

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SOLEXA, INC.
25861 Industrial Blvd.
Hayward, California 94545

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 17, 2006

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders of Solexa, Inc., a Delaware corporation (the “Company”). The meeting will be held on January 17, 2006 at 9:00 a.m., local time, at the Company’s principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

1. To approve the issuance of common stock and warrants to purchase common stock in connection with a financing transaction.

2. To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Special Meeting is December 1, 2005. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Linda M. Rubinstein
Secretary

Hayward, California
December 19, 2005

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
PROXY STATEMENT FOR THE SPECIAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1
APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO PURCHASE COMMON STOCK IN CONNECTION WITH A FINANCING TRANSACTION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS

SOLEXA, INC.
25861 Industrial Blvd.
Hayward, California 94545

PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS

January 17, 2006

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Solexa, Inc. (sometimes referred to as the “Company” or “Solexa”) is soliciting your proxy to vote at the Special Meeting of Stockholders. You are invited to attend the special meeting, and we request that you vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

We intend to mail this proxy statement and accompanying proxy card on or about December 19, 2005 to all stockholders of record entitled to vote at the special meeting.

Who can vote at the special meeting?

Only stockholders of record at the close of business on December 1, 2005 will be entitled to vote at the special meeting. On this record date, there were 29,961,633 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on December 1, 2005 your shares were registered directly in your name with Solexa’s transfer agent, ComputerShare, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on December 1, 2005 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There is one matter scheduled for a vote:

•	Issuance of common stock and warrants to purchase common stock in connection with a financing transaction.

How do I vote?

You may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the special meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the special meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from Solexa. Simply complete and mail the proxy card to ensure that your vote is counted.

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at (www.proxyvote.com). To vote in person at the meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on January 16, 2006, by submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the special meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of December 1, 2005.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the approval of the issuance of common stock and warrants to purchase common stock in connection with a financing transaction. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting. You may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to Solexa’s Secretary at 25861 Industrial Blvd., Hayward, California 94545.

•	You may attend the special meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions). Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Abstentions will be counted towards the vote total for the proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for the proposal.

How many votes are needed to approve the proposal?

To be approved, Proposal No. 1, the issuance of common stock and warrants to purchase common stock in connection with a financing transaction, must receive a “For” vote from the majority of shares present and entitled to vote either in person or by proxy, excluding shares sold and issued at the first closing of the financing. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. On the record date, there were 29,961,633 shares outstanding and entitled to vote. Thus, 14,980,817 shares must be represented by votes at the meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the special meeting?

Preliminary voting results will be announced at the special meeting. Final voting results will be published in the Company’s quarterly report on Form 10-Q for the first quarter of 2006.

PROPOSAL 1

APPROVAL OF ISSUANCE OF COMMON STOCK AND WARRANTS TO PURCHASE
COMMON STOCK IN CONNECTION WITH A FINANCING TRANSACTION

Introduction

On November 23, 2005, we completed the first part of a two-part sale of our securities to investors in a private placement pursuant to Purchase Agreements, dated November 18, 2005, by and among the Company and the purchasers of the common stock and warrants named therein (together the “Purchase Agreement”). Pursuant to the Purchase Agreement, we agreed to sell up to an aggregate of 10,000,000 shares of our common stock, par value $0.01 per share, at a price per share of $6.50 and warrants to purchase up to 3,500,000 shares of our common stock at an exercise price of $7.50 per share (the “Financing”). The price per share of the common stock and the exercise price of the warrants were approved by a pricing committee of the board of directors of the Company (the “Board”) composed of directors who are not affiliated with any of the participants in the Financing.

The sale and issuance of our common stock and warrants to purchase our common stock has been structured to close in two closings. The first closing (the “First Closing”) was completed on November 23, 2005, pursuant to which we sold and issued an aggregate of 3,851,840 shares of our common stock and warrants to purchase up to an aggregate of 1,348,145 shares of our common stock. We expect to sell an additional 6,148,160 shares of our common stock and warrants to purchase up to 2,151,855 shares of our common stock at the second closing (the “Second Closing”). The Second Closing is subject to the approval of this Proposal 1 by our stockholders. If stockholder approval of the Second Closing is obtained, the Second Closing is expected to occur promptly after the special meeting.

In connection with the Financing, certain of the stockholders of the Company beneficially owning approximately 14,503,719 shares of Company’s outstanding common stock have entered into voting agreements, whereby they have agreed to vote all outstanding shares of the Company’s capital stock beneficially held by them in favor of the Second Closing.

THIS PROXY STATEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OF THE COMPANY. THE SECURITIES REFERRED TO IN THIS PROXY STATEMENT HAVE NOT BEEN REGISTERED FOR SALE BY THE COMPANY UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SO OFFERED OR SOLD ABSENT SUCH REGISTRATION UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF.

Assuming stockholder approval of this Proposal 1, we would receive approximately $40.0 million from the sale of approximately 6,150,000 shares of our common stock, or $6.50 per share, at the Second Closing. Upon exercise of the warrants to purchase up to approximately 2,150,000 shares of our common stock, to be issued at the Second Closing, we would receive proceeds of approximately $16.1 million, or $7.50 per share.

The purchasers in the Financing consist of a limited number of accredited investors, and the sale of our common stock and warrants is being made in reliance on Regulation D promulgated under the Securities Act, which offers exemptions from the registration requirements under the Securities Act. SG Cowen & Co. LLC is serving as lead placement agent and Leerlink, Swann & Company is serving as co-placement agent for the Company in connection with the Financing.

The Purchasers; Interests of Certain Persons

Certain purchasers in the transactions are affiliated with Abingworth Management Limited (defined below), Amadeus Capital Partners Limited (defined below), OBP Management IV L.P. (defined below) and ValueAct Capital Management, L.P. (“ValueAct”) and are affiliated with certain directors of the Company as follows: certain entities affiliated with Abingworth Management Limited are affiliated with Genghis Lloyd-Harris; certain entities affiliated with Amadeus Capital Partners Limited are affiliated with Hermann Hauser; certain entities affiliated with OBP Management IV L.P. are affiliated with Douglas Fambrough; and ValueAct is affiliated with G. Mason Morfit.

Abingworth Management Limited

Abingworth Management Limited is the investment advisor to Abingworth Bioventures II SICAV and the investment manager of Abingworth Bioventures II A LP, Abingworth Bioventures III A LP, Abingworth Bioventures III C LP, Abingworth Bioventures III Executives LP and Abingworth Bioequities Master Fund Limited. Therefore, for purposes of this proxy statement, these entities affiliated with Abingworth Management Limited are collectively referred to as “Abingworth Management Limited” and shares of the Company beneficially owned by these entities have been aggregated.

Amadeus Capital Partners Limited

Entities affiliated with Amadeus Capital Partners Limited are Amadeus II A LP, Amadeus II B LP, Amadeus II C LP, Amadeus II D GmbH & Co KG and Amadeus II Affiliates LP. For purposes of this proxy statement, these entities are collectively referred to as “Amadeus Capital Partners Limited” and shares of the Company beneficially owned by these entities have been aggregated.

OBP Management IV L.P.

Entities affiliated with OBP Management IV L.P. are Oxford Bioscience Partners IV L.P. and mRNA Fund II L.P. For purposes of this proxy statement, these entities are collectively referred to as “OBP Management IV L.P.” and shares of the Company beneficially owned by these entities have been aggregated.

Ownership Percentages

The following table indicates the beneficial ownership of our voting securities held by investors who may be considered to be affiliates of the Company: (1) upon the First Closing, and (2) upon the Second Closing:

			Total Shares	% Voting Securities
			Beneficially Owned	Beneficially Owned
	Common Stock	Warrants	(See Note Below)	(See Note Below)

(1) First Closing
Abingworth	5,323,480	414,820	5,738,300	18.9%
Amadeus	4,259,496	384,626	4,644,122	15.3%
Oxford	3,045,743	275,000	3,320,743	11.0%
ValueAct	1,875,000	937,500	2,812,500	9.1%
(2) Second Closing
Abingworth	5,631,180	522,515	6,046,000	16.6%
Amadeus	4,644,111	519,241	5,028,737	13.8%
Oxford	3,353,436	382,693	3,628,436	10.0%
ValueAct	2,105,770	1,018,270	3,043,270	8.2%

Percentage ownership is based on 29,961,633 shares of common stock outstanding as of December 1, 2005, assumes the issuance of an aggregate of 6,148,160 shares of common stock at the Second Closing and includes shares exercisable currently or within 60 days following the date of this proxy statement by each of the above-listed investors, and excludes shares underlying the warrants to be issued at the Second Closing, which will not be exercisable until 180 days after the date of issuance. These investors did not participate in the First Closing of the Financing, but are expected to participate in the Second Closing of the Financing following stockholder approval.

Voting Agreements

Entities affiliated with Abingworth Management Limited, Amadeus Capital Partners Limited, OBP Management IV L.P. and ValueAct have entered into voting agreements, whereby they have agreed to vote all outstanding shares of the Company’s capital stock beneficially held by them in favor of the Second Closing. These entities are also parties to the Purchase Agreement and have agreed to purchase shares of common stock and warrants at the Second Closing.

Reason for Stockholder Approval

Our common stock is listed on The NASDAQ Capital Market, and, as a result, we are subject to NASDAQ’s rules. We are required to seek stockholder approval for the Second Closing in order to ensure compliance with Rule 4350 of the NASDAQ rules. NASDAQ Marketplace Rule 4350(i)(1)(A) requires stockholder approval prior to the issuance of securities to officers or directors of the issuer at a price below the book or market value of the common stock. Several of the potential investors in the Second Closing are current stockholders of the Company and are affiliated with certain individuals who are on the Board as follows: certain entities affiliated with Abingworth Management Limited are affiliated with Dr. Lloyd-Harris; certain entities affiliated with Amadeus Capital Partners are affiliated with Dr. Hauser; certain entities affiliated with OBP Management IV L.P. are affiliated with Dr. Fambrough; and ValueAct is affiliated with Mr. Morfit. We are seeking stockholder approval to ensure compliance with the rule and allow participation in the Financing by entities affiliated with each of Abingworth Management Limited, Amadeus Capital Partners Limited, OBP Management IV L.P. and ValueAct.

In addition, NASDAQ Marketplace Rule 4350(i)(1)(D) requires stockholder approval prior to the sale or issuance or potential issuance of shares of common stock (or of securities convertible into or exercisable for shares of common stock) in a transaction other than a public offering (as defined by NASDAQ), where the number of shares of common stock issued or to be issued is equal to 20% or more of a company’s outstanding common stock or 20% or more of the voting power of the company outstanding before the issuance, and where the effective sale price of the common stock is less than the greater of the book or market value of the common stock price. All of our common stock sold or to be sold and issued in the Financing has been priced at $6.50 per share (excluding shares issuable upon exercise of the Warrants issued or issuable in connection with the Financing). This price was less than the price of our common stock as reported on The NASDAQ Capital Market prior to the pricing of such securities and, as such, the Second Closing requires stockholder consent pursuant to NASDAQ Marketplace Rule 4350(i)(1)(D).

If approved, this proposal would likely result in a significant increase in the number of shares of our common stock outstanding, and, as a result, current stockholders who are not participating in the Financing would own a smaller percentage of our outstanding common stock and, accordingly, a smaller percentage interest in the voting power, liquidation value and book value of the Company. The sale or resale of any of our common stock issued pursuant to the financing could cause the market price of our common stock to decline.

Reasons for the Financing

The Board has determined that obtaining additional funds is critical to the Company’s ability to execute on its current business plan. However, because of the restrictions of NASDAQ Marketplace Rule 4350, the Company is limited in the amount it may raise through the private sale of its equity securities without obtaining stockholder approval. If the approval sought hereby is obtained and the other conditions to the Second Closing of the Financing are satisfied, the Company will raise up to $65 million in the Financing, including approximately $40.0 million at the Second Closing, but excluding the exercise of the warrants issued or issuable in connection with the Financing.

Summary of the Financing

The terms of the Financing and a description of the common stock and warrants are summarized below. Copies of the Purchase Agreement and the forms of warrant (collectively, the “Financing Documents”) have been filed by the Company as exhibits to the Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 23, 2005, and you are encouraged to review the full text of the Financing Documents.

The following summary is qualified in its entirety by reference to the more detailed terms set forth in the Financing Documents.

Warrants

For each share of common stock purchased in the Financing, each purchaser shall receive a warrant to purchase thirty five percent of one share of common stock. The warrants issued pursuant to the Purchase Agreement are exercisable 180 days after the date of issuance and remain exercisable until the five year anniversary of the date of issuance. The warrants are exercisable at a per share price of $7.50, subject to proportional adjustments for stock splits, stock dividends, recapitalizations and the like. The exercise price is also adjustable if, at any time prior to the one and one-half year anniversary of the date of issuance, Solexa issues additional shares of common stock, warrants or other securities exercisable or exchangeable for shares of common stock at a price of less than $6.50 per share of common stock. If not exercised after five years, the warrants will terminate. In the event of a fundamental transaction (as defined in the warrants), each warrant will be exchanged for the cash value thereof, if applicable, or will remain outstanding until expiration and exercisable for shares of stock of the surviving or acquiring corporation as determined in accordance with the Black-Scholes formula set forth in each warrant.

Registration Rights

Pursuant to the Purchase Agreement, we agreed to use our best efforts to prepare and file a registration statement on Form S-3 (the “Registration Statement”) for the resale of the shares of common stock issued pursuant to the Purchase Agreement and shares of common stock issuable upon exercise of the warrants issued pursuant to the Purchase Agreement (collectively, the “Registrable Shares”) within 10 days following the Second Closing, but in no event later than 80 days following the First Closing, and to use our best efforts to cause the Registration Statement to become effective within 100 days following the First Closing or within 150 days following the First Closing if the Registration Statement is reviewed by the SEC. We also agreed to make such filings as necessary to keep the Registration Statement effective until such time as all of the Registrable Shares have been resold, such time as all of the Registrable Shares may be resold in a three-month period pursuant to Rule 144(k), or the fifth anniversary of later of the First Closing Date or Second Closing Date.

We are entitled to suspend the effectiveness of the Registration Statement for no more than 30 days in any 12 month period. In the event we fail to cause the Registration Statement to be timely filed, timely declared effective, or to be kept effective (other than pursuant to the permissible suspension periods), we agreed to pay as liquidated damages the amount of one percent per month of the aggregate purchase price paid by each purchaser for the common stock in the Financing. The stockholder approval being sought hereby will constitute consent to the payment of these cash penalties, if any.

Description of Common Stock

Our authorized capital stock consists of 60,000,000 shares of common stock, $0.01 par value, and 2,000,000 shares of preferred stock, $0.01 par value.

As of December 1, 2005, there were 29,961,633 shares of common stock outstanding, held of record by approximately 998 stockholders. In addition, as of December 1, 2005, there were 3,122,649 shares of common stock subject to outstanding options with a weighted average exercise price of approximately $6.13 per share and 6,157,171 shares of common stock subject to outstanding warrants with a weighted average exercise price of approximately $7.95 per share. We currently have no preferred stock outstanding.

Each share of our common stock entitles its holder to one vote on all matters to be voted upon by our stockholders. Holders of our common stock may receive ratably any dividends that the Board may declare out of funds legally available for that purpose. In the event of liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and any liquidation preference of any preferred stock that may be issued in the future. Our common stock has no preemptive rights, conversion rights, subscription rights or redemption or sinking fund provisions. All outstanding shares of our common stock are fully paid and non-assessable.

Anti-Takeover Provisions

Delaware Law

We are subject to Section 203 of the Delaware General Corporation Law, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person becomes an interested stockholder, unless:

•	the board of directors approved the business combination or the transaction in which the person became an interested stockholder prior to the date the person attained this status;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the company’s voting stock outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors approved the business combination and the stockholders other than the interested stockholder authorized the transaction at an annual or special meeting of stockholders by the affirmative vote of at least 66.67% of the outstanding stock not owned by the interested stockholder.

Section 203 defines a “business combination” to include:

•	any merger or consolidation involving us and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of our assets;

•	in general, any transaction that results in the issuance or transfer by us of any of our stock to the interested stockholder

•	any transaction involving the corporation that has the effect of increasing the proportionate share of our stock owned by the interested stock holders; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through us.

In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.

Certificate of Incorporation and Bylaws Provisions

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of us. First, the bylaws provide that special meetings of the stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Second, the certificate of incorporation provides that our board of directors can issue shares of preferred stock. Finally, the bylaws establish procedures, including advance notice procedures with regard to the nomination of candidates for election as directors and stockholder proposals. These provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control or management of us.

Use of Proceeds

The funds that may be raised are expected to be used for general corporate purposes, more specifically, the development and commercialization of a new genetic analysis instrument system to be sold to customers for use in their own research laboratories and in the Company’s genomics service business.

Overall Effect of the Proposal

If the proposal is approved by the stockholders, we, in compliance with the NASDAQ rules, will complete the sale or issuance of up to approximately 13,500,000 shares of our common stock (including warrants exercisable for or convertible into our common stock) at a discount to market price and to book value of our common stock, in an offering that is not a “public offering” as defined by NASDAQ and in a transaction involving investors who will include affiliates of certain individuals who are on the Board. This approval would not limit our ability to engage in a public offering, as defined by NASDAQ, or to issue or sell a number of shares of our common stock (including shares issuable upon conversion or exercise of convertible debt, warrants or other securities exercisable for or convertible into our common stock) that is less than 20% of the outstanding shares on terms that might or might not be similar to those in this proposal.

The issuance of our common stock in the financing subject to this proposal is not intended to have an anti-takeover effect and is not part of a plan by management to institute anti-takeover measures. We do not have knowledge of any effort to accumulate our securities or to obtain control of us by means of a merger, tender offer, solicitation in opposition to management or otherwise.

Required Vote

The affirmative vote of a majority of all of the votes present or represented and entitled to vote at the special meeting, excluding for this purpose any shares sold and issued at the First Closing of the Financing, is required to approve the Second Closing of the Financing.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of December 1, 2005 by: (i) each stockholder who is known by us to own beneficially more than five percent of the common stock; (ii) each executive officer of the Company, (iii) each director of the Company; and (iv) all of our current directors and executive officers as a group. Unless otherwise indicated, the address of each of the individuals and entities below is: c/o Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545.

	Beneficial Ownership(1)
Name of Beneficial Owner	Number of Shares	Percent of Total

Entities affiliated with Abingworth Management Limited(2)	5,738,300	18.9%
38 Jermyn Street London SW1Y 6DN Great Britain
Entities affiliated with Amadeus Capital Partners Limited(3)	4,644,122	15.3%
Mount Pleasant House, 2 Mount Pleasant Huntington Road, Cambridge CB3 ORN Great Britain
Entities affiliated with Schroder Venture Managers Limited(4)	3,902,114	12.9%
c/o Church Street Hamilton HM 11 Bermuda
Entities affiliated with OBP Management IV L.P.(5)	3,320,743	11.0%
222 Berkeley Street, Suite 1650 Boston, Massachusetts 02116
ValueAct Capital Master Fund, L.P.(6)	2,812,500	9.1%
436 Pacifica Avenue, 4th Floor San Francisco, CA 94133
Hermann Hauser, Ph.D.(7)	4,654,122	15.3%
c/o Amadeus Capital Partners Limited Mount Pleasant House, 2 Mount Pleasant Huntington Road, Cambridge CB3 ORN Great Britain
John West(8)	322,027	1.1%
Craig C. Taylor(9)	77,430	*
Stephen D. Allen, Ph.D.(10)	14,436	*
Genghis Lloyd-Harris, M.D., Ph.D.(11)	10,000	*
G. Mason Morfit(12)	10,000	*
Douglas M. Fambrough, Ph.D.(13)	10,000	*
c/o OBP Management IV L.P. 222 Berkeley St., Suite 1650 Boston, Massachusetts 02116
Peter Lundberg(14)	2,666	*
Omead Ostadan	—	*
Linda Rubinstein(15)	31,458	*
Kathy A. San Roman(16)	22,802	*
Mary J. Schramke, Ph.D.(17)	9,057	*
Tony Smith, Ph.D.(18)	70,982	*
All directors and officers as a group (13 persons)(19)	5,209,559	17.1%

*	Less than one percent.

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and, unless otherwise indicated, includes voting or investment power with respect to securities. Percentage of beneficial ownership is based on 29,961,633 shares of common stock outstanding as of December 1, 2005, except as otherwise noted in the footnotes. Shares of common stock subject to options and/or warrants currently exercisable or exercisable within 60 days of December 1, 2005, are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options and/or warrants but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2)	Includes 2,266,436 shares of common stock held by Abingworth Bioventures II SICAV; 613,278 shares of common stock and warrants to purchase 125,000 shares of common stock held by Abingworth Bioventures II A LP; 1,226,769 shares of common stock and warrants to purchase 145,489 shares of common stock held by Abingworth Bioventures III A LP; 748,869 shares of common stock and warrants to purchase 88,812 shares of common stock held by Abingworth Bioventures III B LP; 448,578 shares of common stock and warrants to purchase 53,200 shares of common stock held by Abingworth Bioventures III C LP; and 19,550 shares of common stock and warrants to purchase 2,319 shares of common stock held by Abingworth Bioventures III Executives LP.

(3)	Includes 1,916,772 shares of common stock and warrants to purchase 173,081 shares of common stock held by Amadeus II A LP; 1,277,849 shares of common stock and warrants to purchase 115,387 shares of common stock held by Amadeus II B LP; 894,495 shares of common stock and warrants to purchase 80,772 shares of common stock held by Amadeus II C LP; 42,596 shares of common stock and warrants to purchase 3,847 held by Amadeus II D GmbH & Co KG; and 127,784 shares of common stock and warrants to purchase 11,539 shares of common stock held by Amadeus II Affiliates LP.

(4)	Includes 2,120,920 shares of common stock and warrants to purchase 165,365 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.1; 903,290 shares of common stock and warrants to purchase 70,428 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.2; 240,722 shares of common stock and warrants to purchase 18,769 shares of common stock held by Schroder Ventures International Life Sciences Fund II L.P.3; 32,720 shares of common stock and warrants to purchase 2,551 shares of common stock held by Schroder Ventures International Life Sciences Fund II Strategic Partners L.P.; 60,993 shares of common stock and warrants to purchase 4,756 shares of common stock held by Schroder Ventures International Life Sciences Fund II Group Co-Investment Scheme; and 261,232 shares of common stock and warrants to purchase 20,368 shares of common stock held by SV (nominees) Limited as Nominee to Schroder Ventures Investments Limited.

(5)	Includes 3,015,488 shares of common stock and warrants to purchase 272,268 shares of common stock held by Oxford Bioscience Partners IV L.P. and 30,255 shares of common stock and warrants to purchase 2,732 shares of common stock held by mRNA Fund II L.P.

(6)	Includes 1,875,000 shares of common stock and warrants to purchase 937,500 shares of common stock held by ValueAct Capital Master Fund, L.P. G. Mason Morfit is a non-managing member of VA Partners, LLC, which is the general partner of ValueAct Capital Master Fund, L.P. Mr. Morfit disclaims beneficial ownership of the shares owned by ValueAct Capital Master Fund, L.P.

(7)	Includes 1,916,772 shares of common stock and warrants to purchase 173,081 shares of common stock held by Amadeus II A LP; 1,277,849 shares of common stock and warrants to purchase 115,387 shares of common stock held by Amadeus II B LP; 894,495 shares of common stock and warrants to purchase 80,772 shares of common stock held by Amadeus II C LP; 42,596 shares of common stock and warrants to purchase 3,847 held by Amadeus II D GmbH & Co KG; and 127,784 shares of common stock and warrants to purchase 11,539 shares of common stock held by Amadeus II Affiliates LP. Dr. Hauser shares the power to vote and control the disposition of shares held by Amadeus II A LP, Amadeus II B LP, Amadeus II C LP, Amadeus II D GmbH & Co KG and Amadeus II Affiliates LP. Dr. Hauser disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. This number also includes 10,000 shares of common stock issuable upon exercise of stock options held by Dr. Hauser that are exercisable within 60 days of December 1, 2005.

(8)	Includes 322,027 shares of common stock issuable upon exercise of stock options held by Mr. West that are exercisable within 60 days of December 1, 2005.

(9)	Includes 8,303 shares of common stock, 15,178 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2005, and 2,521 shares of common stock issuable upon exercise of warrants held by Mr. Taylor. Also includes 51,428 shares of common stock held by Asset Management Associates 1989 L.P. Mr. Taylor, the Chairman of the board of directors of Solexa, is a general partner of AMC Partners 89, which is the general partner of Asset Management Associates 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset Management Associates 1989 L.P. and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(10)	Includes 14,436 shares of common stock issuable upon exercise of stock options held by Dr. Allen that are exercisable within 60 days of December 1, 2005.

(11)	Includes 10,000 shares of common stock issuable upon exercise of stock options held by Dr. Lloyd-Harris that are exercisable within 60 days of December 1, 2005. Dr. Lloyd-Harris is affiliated with Abingworth Bioventures II SICAV, Abingworth Bioventures II A LP, Abingworth Bioventures III A LP, Abingworth Bioventures III B LP, Abingworth Bioventures III C LP, and Abingworth Bioventures III Executives LP but does not possess voting and/or investment power of the shares held by these entities.

(12)	Includes 10,000 shares of common stock issuable upon exercise of stock options held by Mr. Morfit that are exercisable within 60 days of December 1, 2005. Mr. Morfit is a non-managing member of VA Partners, LLC, which is the general partner of ValueAct Capital Master Fund, L.P. Mr. Morfit disclaims beneficial ownership of the shares owned by ValueAct Capital Master Fund, L.P.

(13)	Includes 10,000 shares of common stock issuable upon exercise of stock options held by Dr. Fambrough that are exercisable within 60 days of December 1, 2005. Dr. Fambrough is affiliated with Oxford Bioscience Partners IV, LP and mRNA Fund II LP and does not possess voting and/or investment power of the shares held by these entities. Dr. Fambrough disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(14)	Includes 2,666 shares of common stock issuable upon exercise of stock options held by Mr. Lundberg that are exercisable within 60 days of December 1, 2005.

(15)	Includes 31,458 shares of common stock issuable upon exercise of stock options held by Ms. Rubinstein that are exercisable within 60 days of December 1, 2005.

(16)	Includes 22,802 shares of common stock issuable upon exercise of stock options held by Ms. San Roman that are exercisable within 60 days of December 1, 2005.

(17)	Includes 9,057 shares of common stock issuable upon exercise of stock options held by Dr. Schramke that are exercisable within 60 days of December 1, 2005.

(18)	Includes 70,982 shares of common stock issuable upon exercise of stock options held by Dr. Smith that are exercisable within 60 days of December 1, 2005.

(19)	Includes 4,678,432 shares of common stock (including shares of common stock held by entities affiliated with certain directors), 523,775 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of December 1, 2005 and 2,521 shares of common stock issuable upon exercise of warrants held by current directors and officers. See Notes 2 through 18 above.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Solexa stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to: Investor Relations, Solexa, Inc., 25861 Industrial Blvd., Hayward, CA 94545 at (510) 670-9300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Linda M. Rubinstein
Secretary

December 19, 2005

Copies of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2004 and Current Report to the Securities and Exchange Commission on Form 8-K/A filed with the Securities and Exchange Commission on May 20, 2005, are available without charge upon written request to: Investor Relations, Solexa, Inc., 25861 Industrial Blvd., Hayward, California 94545.

DETACH HERE ZSOL52 PROXY SOLEXA, INC. PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON January 17, 2006 The undersigned hereby appoints John West and Linda Rubinstein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Solexa, Inc. (the “Company”) that the undersigned may be entitled to vote at the Special Meeting of Stockholders of Solexa, Inc. to be held at the Company’s offices located at 25861 Industrial Blvd., Hayward, California 94545 on January 17, 2006 at 9:00 a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. SEE REVERSE SIDE CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SEE REVERSE SIDE

SOLEXA, INC. C/O COMPUTERSHARE P.O. BOX 8694 EDISON, NJ 08818-8694 DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL Please mark votes as in this example. ZSOL51 #LYT THE BOARD RECOMMENDS A VOTE FOR PROPOSAL 1. 1. To approve the issuance of common stock and warrants to purchase common stock in connection with a financing transaction. FOR AGAINST ABSTAIN MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT Pleas vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States. Signature: Date: Signature: Date: